UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2025

IonQ, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39694	85-2992192
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4505 Campus Drive
College Park, Maryland	20740
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 301 298-7997

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	IONQ	New York Stock Exchange
Warrants, each exercisable for one share of common stock for $11.50 per share	IONQ WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The issuance and sale of shares of IonQ, Inc. (the “Company”) common stock in connection with the Oxford Ionics Transaction (as defined below) was made in reliance on the private offering exemption of Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or the private offering provision of Rule 506 of Regulation D and/or Regulation S promulgated under the Securities Act. The issuance and sale of shares of Company common stock in connection with the Vector Atomic Transaction (as defined below) will be made in reliance on the private offering exemption of Section 4(a)(2) of the Securities Act, and/or the private offering provision of Rule 506 of Regulation D and/or Regulation S promulgated under the Securities Act.

Item 7.01	Regulation FD Disclosure.

On September 17, 2025, the Company issued a press release announcing the completion of the Oxford Ionics Transaction and a press release announcing the entry into the Vector Atomic Transaction. Copies of the press releases have been furnished as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The information provided pursuant to Item 7.01 of this Form 8-K, including Exhibits 99.1 and 99.2 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On September 16, 2025, the Company completed its previously announced transaction (the “Oxford Ionics Transaction”) to acquire all of the issued and outstanding shares of Oxford Ionics Limited, a private limited company incorporated in England and Wales (“Oxford Ionics”), pursuant to the terms of the Share Purchase Agreement, dated June 7, 2025 (the “Agreement”), among the Company, Oxford Ionics, the Sellers (as defined in the Agreement), and Oxford Science Enterprises plc, solely in its capacity as the representative of the Sellers. The aggregate consideration delivered at the closing of the Oxford Ionics Transaction consisted of 26,622,077 shares of the Company’s common stock (the “Stock Consideration”) and $10,000,000 in cash.

In connection with the closing of the Oxford Ionics Transaction and in connection with the issuance of the Stock Consideration, the Company and Oxford Science Enterprises plc, solely in its capacity as the representative of the Sellers (the “Securityholders”), entered into a Registration Rights Agreement, dated September 16, 2025 (the “Registration Rights Agreement”), pursuant to which the Securityholders will have certain registration rights relating to the Stock Consideration.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such Registration Rights Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

In addition, on September 16, 2025, the Company entered into a definitive agreement to acquire Vector Atomic, Inc. in an all-stock transaction (the “Vector Atomic Transaction”) for 6,294,058 shares of the Company’s common stock, subject to the terms and conditions of the definitive agreement and customary purchase price adjustments. The Vector Atomic Transaction is expected to close in the fourth quarter of 2025, subject to customary closing conditions.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Registration Rights Agreement, dated as of September 16, 2025, by and between IonQ, Inc. and Oxford Science Enterprises plc.

99.1	Press Release announcing the closing of the Oxford Ionics Transaction, dated September 17, 2025.

99.2	Press Release announcing the entry into the Vector Atomic Transaction, dated September 17, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IonQ, Inc.

Date: September 17, 2025	By:	/s/ Paul T. Dacier
Paul T. Dacier
Chief Legal Officer and Corporate Secretary